TBPE REGISTERED ENGINEERING FIRM F-1580FAX (713) 651-0849
1100 LOUISIANA    SUITE 3800HOUSTON, TEXAS 77002-5235TELEPHONE (713) 651-9191

EXHIBIT 23.0

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the inclusion in this Annual Report on Form 10-K prepared by U.S. Energy Corp. (the “Company”) for the year ending December 31, 2011, and to the incorporation by reference for the year ending December 31, 2009 and 2010, of our reports relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2009, 2010 and 2011.  We further consent to references to our firm under the headings “Oil and Natural Gas” and “Oil and Natural Gas Reserves (Unaudited).”

We also consent to the incorporation by reference of information from our reports in the Registration Statements on Form S-3 (Nos. 333-162607, 333-151637, 33-137139, 333-135958, 333-134800, and 333-124277) and Form S-8 (Nos. 333-108979, 33-74154 and 333-166638).

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 14, 2012